                                                            Exhibit(a)(10)

                                 [TYSON LOGO]

                        It's what your family deserves

IBP Acquisition - Unique Strategic Fit

================================================================================


     .    Creates the world's largest marketer of beef, chicken and pork
     . Point-in-time opportunity to combine unique talents of two industry leaders

          [TYSON LOGO]   Tyson - Unparalleled ability to develop innovative,
                         branded food products and market them successfully through all distribution channels

          [IBP LOGO]     IBP - Leader in the development of the beef and pork
                         sectors

     . Uniquely positioned to capture significant market potential by developing innovative, branded beef and pork products for customers in each distribution channel
     .    Ability to manage the entire meat case for customers
     . Strong penetration of all distribution channels: foodservice, retail, club stores
     .    Leverage opportunities of Foodbrands with Tyson Prepared Foods Group
     . Leverage opportunities of Foodbrands in conjunction with Tyson Foodservice experience
     .    Two strong management teams
     .    Substantial synergies
     .    Significantly accretive to EPS
     .    Attractive use of free cash flow

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                                       2

IBP Acquisition - Unique Strategic Fit

================================================================================

     .    Creates the world's largest marketer of beef, chicken and pork
               - Leading market positions and unrivalled scale to drive efficiencies
               -    Increased presence in foodservice retail channels
               -    Management talent to grow and develop all sectors
               - Industry leading expertise in research and product development


               Beef                     Chicken                  Pork
               [PIE CHART 1]            [PIE CHART 2]            [PIE CHART 3]
               IBP     28%              Tyson     25%            Smithfield  18%
               ConAgra 17%              Gold Kist  9%            IBP         18%
               Excel   18%              Perdue     8%            ConAgra     11%
               Other   37%              Other     58%            Other       53%


Source: Wall Street Equity Research
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                                       3

IBP Acquisition - Unique Strategic Fit

================================================================================

                                 IBP Overview
 .    Headquartered in Dakota Dunes, South Dakota, IBP has more than 60 production sites in North America and joint venture operations in China, Ireland and Russia

 .    IBP has four business segments:

       - IBP Fresh Meats Company: produces boxed and case-ready beef and pork products
       - Foodbrands America: produce higher margin prepared foods such as deli meats, bacon, sausage, pizza toppings and Mexican entrees
       - Consumer Branded Product Group: built the company's new Thomas E. Wilson market brand
       -  IBP International Sales Company: exports fresh meat products


                                Tyson Overview

 .    Headquartered in Springdale, Ark., Tyson is the world's largest fully integrated producer, processor and marketer of chicken and chicken-based convenience foods. Tyson has operations in 18 states and 15 countries and exports to 73 countries worldwide.

 .    Tyson has four business segments:

       - Food Service: develops, produces and markets chicken products to restaurant chains, food service distributors and other food distributors
       - Consumer Products: develops and markets a variety of products aimed at the individual consumer. These products range from fresh chickens to fully cooked refrigerated and frozen products
       -  International Group: exports chicken products world-wide
       - Swine: feeder pig finishing and marketing of swine to regional and national packers
       - Other: consists of Culinary Foods, Mexican Original and Mallard's Food Products.

                                                           2000 PF Sales by                          2000 PF Segment
2000 PF Sales ($ mm)/(a)/    2000 PF EBITDA ($ mm)/(a)/   Segment ($ mm)/(a)/                     Profits ($ mm)/(a)(b)/
[PIE CHART 1]                [PIE CHART 2]                [PIE CHART 3]                           [PIE CHART 4]
Tyson         $ 7,158, 30%   Tyson           $639, 47%    Fresh Beef, Pork, Swine  $14,474, 61%   Fresh Beef, Pork, Swine $467, 49%
IBP           $16,600, 70%   IBP             $709, 53%    Chicken                  $ 6,219, 26%   Chicken                 $272, 28%
                                                          Foodbrands               $ 2,772, 12%   Foodbrands              $121, 13%
                                                          Other                    $   293,  1%   Other                   $ 97, 10%

2000 PF Sales: $23,758       2000 PF EBITDA: $1,348       2000 PF Sales: $23,758                  2000 PF Segment Profits: $957

(a) Source: Company reports and Merrill Lynch estimates; (b) Segment profits equal gross profit less SG&A
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                                       4

IBP Acquisition - Unique Strategic Fit

================================================================================

Tyson(R)                                                         Specialties(TM)
Lady Aster(R)                                                          Weaver(R)
Mexican Original(R)                [TYSON LOGO]                 McCarty Foods(R)
Delightful Farms(R)                                                     Prospect
Tastybird(R)                                                            Farms(R)
                                                                    Mallard's(R)


 .    Tyson has developed one of the most valuable brands in the food industry

     -    Strong brand recognition
     -    Tyson stands for high-quality, safe chicken
     -    Tyson will stand by its brand promise, "Quality Chicken You Can
          Trust."

 .    Consumers demand Tyson products and are willing to pay a premium for quality and convenience
 .    Steady line of new products evidences Tyson's customer responsive approach

     . Tyson's research and development department introduced 251 new products in fiscal 1999
 .    Tyson's branded product expertise will be applied to IBP's beef and pork operations

     .    Potential to lead industry change

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                                       5

Major Areas of Synergies

====================================================================================================================================
                    Synergy Opportunities                                                    Leverage Opportunities
                    ---------------------                                                    ----------------------

    .   Procurement                                                                . Sales and marketing opportunities
         - Packaging materials                                                         - Combination of chicken, beef, and
             X  Example - Tyson and IBP use different                                    pork.
                corrugated suppliers. The two companies                                - Tyson experience in Foodservice and
                are major users of corrugated packaging.                                 Retail
         - Maintenance and repair items (MRO)                                          - Transfer expertise from poultry related
         - Operating supplies                                                            to value added products in beef and
         - Rolling stock                                                                 pork
         - Energy                                                                  . Logistics
    .   G & A type support services                                                    - Tyson distribution capabilities
         - Public company expenses                                                     - IBP's fresh distribution direction
         - Corporate accounting and audit fees                                         - Transportation and Warehousing
         - Information Technology                                                        expertise
         - Risk Management                                                             - Supply chain expertise
    .   Logistics / Supply Chain                                                   . Foodbrands - Consolidation
         - Traffic planning and fleet operations                                     opportunities
         - Ocean freight                                                               - Accounting
         - Warehousing operations                                                      - Information Technology
                                                                                       - Supply chain activities
                                                                                       - Purchasing

========================================================================================================================[TYSON LOGO]

Attractive Offer for IBP Shareholders

================================================================================

 .  Attractive offer price

    - $26.00 per IBP share
    - 42% premium to IBP stock price on September 29, 2000
 .  Attractive structure - 50% cash tender offer
    - Provides certain value for significant portion of purchase price
    - Speed-to-closure - higher net present value to IBP shareholders
    - Reduces impact of stock market and share price volatility on purchase price
    - Value of Smithfield's 100% stock offer entirely determined by Smithfield stock price at closing (following lengthy regulatory approvals and potential divestitures)
 .  No financing conditions
    - Due to strong balance sheet, Tyson able to finance cash component from existing sources
 .  Regulatory review
    - No major anti-trust issues
    - Competing bidders face significant regulatory hurdles


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                                       7

Regulatory Environment

================================================================================
 Tyson-IBP Merger Has Little Regulatory Risk

 .  Does not significantly alter agricultural landscape
     - Sourcing of raw materials not materially altered
     - Tyson-IBP would in fact offer farmers a stronger processing partner
 .  As a result, Tyson-IBP merger not expected to face major anti-trust issues
     - No overlapping production facilities
     - Not hostile to hog producers
 .  Smithfield offer has substantial regulatory risk
     - In order to obtain approval, Smithfield will likely be required to close or sell facilities
     - Farmers (particularly hog producers) and political lobbyists will strongly oppose integration of the #1 and #2 pork processors
     - Smithfield/IBP merger would represent a backwards step for Smithfield's targeted level of vertical integration. To meet stated targets, Smithfield may look to further consolidate hog production in-house, increasing political/regulatory pressures
 . Regulatory risk has the potential to materially impact the value of Smithfield stock consideration
 . Regulatory hurdles could also substantially delay completion of a Smithfield transaction
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                                       8

Tyson - A Strong Merger Partner

================================================================================

 Strong Balance Sheet and Credit Profile

 . Strong balance sheet allows Tyson to fund cash portion of offer price from existing sources
 .  Tyson-IBP will be a strong, conservatively leveraged company
     - Well positioned to compete in a competitive, consolidating industry
     - Strong investment grade credit rating
     - Better access to capital, at lower rates
 .  Combined Smithfield-IBP scenario results in a financially weaker company
     - Less diversified
     - Limited access to capital and higher borrowing costs
     - 100% stock offer positions the combined company as only a mid-investment grade rating
     - 50% cash/50% stock offer has considerable financing risk
         X Potential difficulty in accessing capital in an extremely weak credit market
         X Even if financing can be arranged, Smithfield-IBP would likely retain a border-line investment grade credit rating, and as a result, face considerable disadvantages in higher borrowing costs and restrictive covenants


====================================================================[TYSON LOGO]

 Tyson - A Strong Merger Partner

================================================================================

[GRAPH]
[P/E ratio of Tyson and Smithfield from 12/5/97 to 12/7/00]
(a) Based on Factset database. Forward earnings based on monthly calendar I/B/E/S projections as reported by Factset as of 12/05/00
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                                       10

Tyson - A Strong Merger Partner
================================================================================


[GRAPH]
[Tyson indexed price performance from 12/1/97 to 12/3/00




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                                       11

Summary

================================================================================

 .    Attractive offer for IBP shareholders

 .    IBP acquisition - Unique strategic fit

     -    Creates world's largest marketer of poultry, beef and pork

     - Combines Tyson's product development, branding and distribution expertise with IBP's strong positions in beef and pork

     -    Improves customer service by offering comprehensive product selection

     -    Critical size and scale to be the most efficient provider

     -    Combines strong management teams

     -    High quality synergies

     -    Significantly accretive to EPS

 .    Tyson - A strong merger partner

     -    Large capitalization company

     -    Strong equity market valuation multiples and performance

     -    Strong balance sheet and credit profile

 .    Regulatory review



====================================================================[TYSON LOGO]

Appendix

================================================================================

   Tyson vs. The Competition.....................................   Page 14

   Tyson Top Customers...........................................   Page 15

   Tyson Products................................................   Page 16

   Our Strengths.................................................   Page 17

   Recent Tyson Initiatives......................................   Page 18

   U.S. Per Capita Consumption of the Proteins...................   Page 19

   Where Tyson Growth Will Come From.............................   Page 20



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                                       13

Tyson vs. The Competition

================================================================================

Ready-To-Cook Broiler Production in Pounds
[Pie Chart]
Tyson Foods       24%
Gold Kist          9%
Perdue Farms       8%
Pilgrim's Pride    6%
ConAgra Poultry    6%
Rest of Industry  47%

Source:  Watt Poultry USA Magazine, January 2000
====================================================================[TYSON LOGO]

Tyson's Top Customers

================================================================================

Foodservice                                     International           Consumer Products
 Nat'l Accounts         Distributorships         Exports                 Retail          Club Stores
  McDonald's             Sysco                   Russia                  Kroger          Sam's
  Burger King            Alliant                 China                   Albertson's     Costco
  Tricon                 US Foodservice          Japan                   Wal*Mart
  Subway                 Gordons                                         Food Lion
                         PYA Monarch                                     H E Butt

  Patties/Filets         School Foodservice      Leg Quarters            Fresh Meats.......Chill Pack Chicken
  Nuggets/Strips         Healthcare              Paws                    Frozen Meats......IFF Chicken
  Wings                  College & University    Wing Tips               Frozen Grocery....Meals & Kits
  Salad Meats            Independent Operators   Dark Meat               Dry Grocery.......Canned Chicken
                         Business & Industry                             Deli

====================================================================[TYSON LOGO]

Tyson Products

================================================================================

Foodservice             International                   Consumer Products
[Picture]               [Picture]               Retail                  Club Stores
[Tyson Products]        [Tyson Products]        [Picture]               [Picture]
                                                [Tyson Products]        [Tyson Products]

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                                       16

     Our Strengths
================================================================================

          [Drawing]                           [Drawing]
          [Arrow]                             [Arrow]
          Value Added                         Distribution


                            [TYSON LOGO]



          [Drawing]                           [Drawing]
          [Arrow]                             [Arrow]
          Market Presence                     Size
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                                       17

Recent Tyson Initiatives

================================================================================

      .   Improving structural profit in down market

      .   Driving market share & maximizing sales to customers

      .   Driving mix to value-added products

      .   Positioning Tyson to maximize performance in up cycle

      .   Repopulating Tyson de Mexico

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                                       18

     U.S. Per Capita Consumption Of The
     Various Proteins                                       [Drawing of Chicken]
================================================================================

Pounds Per Person

[Graph]
[Per capita consumption of chicken, beef, pork and turkey in pounds per person, actual and projected, for each year from 1985 through 2009]


Source: ERS/USDA Statistical Bulletin No. 965; USDA Baseline Projection to 2009; February 2000; Staff Report No. WAOB -2000-1
Note: Beef, pork & chicken are retail weight cut; turkey is ready-to-cook weight

===================================================================[TYSON LOGO]

Where Tyson Growth Will Come From

================================================================================

          .    Domestic opportunities
                    - Geographic
                    - Product
                    - Distribution

          .    International opportunities
                    - Value-added
                    - Joint ventures
                    - Follow the customer

          .    Product innovation
                    - Upgrade product
                    - Partnership with customer
                    - Investment in innovation
                    - Capability to innovate

===================================================================[TYSON LOGO]

Forward Looking Statements.
--------------------------

Certain statements contained in this communication are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating future events and financial performance and the proposed Tyson acquisition of IBP. These forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Among the factors that may cause actual results to differ materially from those expressed in, or implied by, the statements are the following: (i) the risks that Tyson and IBP will not successfully integrate their combined operations; (ii) the risk that Tyson and IBP will not realize estimated synergies; (iii) unknown costs relating to the proposed transaction; (iv) risks associated with the availability and costs of financing, including cost increases due to rising interest rates; (v) fluctuations in the cost and availability of raw materials, such as feed grain costs; (vi) changes in the availability and relative costs of labor and contract growers; (vii) market conditions for finished products, including the supply and pricing of alternative proteins; (viii) effectiveness of advertising and marketing programs; (ix) changes in regulations and laws, including changes in accounting standards, environmental laws, and occupational, health and safety laws; (x) access to foreign markets together with foreign economic conditions, including currency fluctuations; (xi) the effect of, or changes in, general economic conditions; and (xii) adverse results from on-going litigation. Tyson undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

IMPORTANT INFORMATION
---------------------

LASSO ACQUISITION CORPORATION ("LASSO"), A WHOLLY OWNED SUBSIDIARY OF TYSON FOODS, INC. ("TYSON") IS COMMENCING AN OFFER FOR UP TO 50.1% OF THE OUTSTANDING SHARES OF COMMON STOCK, ON A FULLY-DILUTED BASIS OF IBP, INC ("IBP") AT 26.00 NET PER SHARE TO SELLER IN CASH. THE OFFER CURRENTLY IS SCHEDULED TO EXPIRE AT 12:00 MIDNIGHT, EASTERN STANDARD TIME, ON WEDNESDAY, JANUARY 10, 2001, UNLESS EXTENDED BY LASSO IN ITS DISCRETION. TYSON'S OFFER IS BEING MADE ONLY BY WAY OF AN OFFER TO PURCHASE AND RELATED LETTER OF TRANSMITTAL AND ANY AMENDMENTS OR SUPPLEMENTS THERETO AND IS BEING MADE TO ALL HOLDERS OF IBP'S SHARES. MORE DETAILED INFORMATION PERTAINING TO TYSON'S OFFER AND THE PROPOSED MERGER WILL BE SET FORTH IN APPROPRIATE FILINGS TO BE MADE WITH THE SEC, IF AND WHEN MADE. SHAREHOLDERS ARE URGED TO READ ANY RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SHAREHOLDERS WILL BE ABLE TO OBTAIN A FREE COPY OF ANY FILINGS CONTAINING INFORMATION ABOUT TYSON, LASSO AND IBP, WITHOUT CHARGE, AT THE SEC'S INTERNET SITE (HTTP://WWW.SEC.GOV). COPIES
                                                     ------------------
OF ANY FILINGS CONTAINING INFORMATION ABOUT TYSON CAN ALSO BE OBTAINED, WITHOUT CHARGE, BY DIRECTING A REQUEST TO TYSON FOODS, INC., 2210 WEST OAKLAWN DRIVE, SPRINGDALE, ARKANSAS 72762-6999, ATTENTION: OFFICE OF THE CORPORATE SECRETARY
(501) 290-4000.

Tyson and certain other persons named below may be deemed to be participants in the solicitation of proxies. The participants in this solicitation may include the directors and executive officers of Tyson. A detailed list of the names of Tyson's directors and officers is contained in Tyson's proxy statement for its 2001 annual meeting, which may be obtained without charge at the SEC's Internet site (http://www.sec.gov) or by directing a request to Tyson at the address provided above.

Except as disclosed above and in Tyson's proxy statement for its 2001 annual meeting and other documents filed with the SEC, to the knowledge of Tyson, none of the directors or executive officers of Tyson has any material interest, direct or indirect, by security holdings or otherwise, in Tyson or IBP.

This communication is not an offer to purchase shares of IBP, nor is it an offer to sell shares of Tyson Class A common stock which may be issued in any proposed merger with IBP. Any issuance of Tyson Class A common stock in any proposed merger with IBP would have to be registered under the Securities Act of 1933, as amended, and such Tyson stock would be offered only by means of a prospectus complying with the Act.